                                                                   EXHIBIT 16(a)

            MICHIGAN MUNICIPAL BOND FUND CLASS A (1/29/93-5/31/93)
                       AVERAGE ANNUAL AND TOTAL RETURNS

                                                                                  Since
                                                                                Inception       Since
                                                                                  Avg          Inception
                                                                                 Annual         Total
                                                                                 Return        Return*
                                                                                ---------     ---------
Initial Investment............................................................  $1,000.00     $1,000.00
Divided by Max. Offer. Price..................................................      10.42
                                                                                ---------
Divided by Net Asset Value....................................................                    10.00
                                                                                              ---------
Equals Shares Purchased.......................................................     95.969       100.000
Plus Shares Acquired through Dividend Reinvestment............................      1.558         1.594
                                                                                ---------     ---------
Equals Shares Held at 5/31/93.................................................     97.527       101.594
Multiplied by Net Asset Value at 5/31/93......................................      10.23         10.23
                                                                                ---------     ---------
Equals Ending Redeemable Value at $1,000 Investment (ERV) at 5/31/93..........  $  997.70     $1,039.31
Divided by $1,000 (P).........................................................     0.9977        1.0393
Subtract 1....................................................................    (0.0023)       0.0393
Expressed as a percentage equals the Aggregate Total Return for the Period (T)      (0.23)%
                                                                                =========
Expressed as a percentage equals the Aggregate Total Return for the Period....                     3.93%
                                                                                              =========
ERV divided by P..............................................................     0.9977
Raise to the power of.........................................................     2.9675
Equals 1......................................................................     0.9932
Subtract 1....................................................................    (0.0068)
Expressed as a percentage equals the Average Annualized Total Return..........      (0.68)%
                                                                                =========

-----------
*Does not include sales charge for the period.

                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                              ENDING MAY 31,1993

                      MICHIGAN MUNICIPAL BOND -- CLASS A

Long item income generally based on yield to maturity times
  market value of each security...............................  $    52,606.68

Plus short term income accrued for the past thirty days.......          783.47
                                                                --------------
Equals Total Income...........................................       53,390.15

Less expenses for the past thirty days........................         (260.29)
                                                                --------------

Equals net monthly income for yield calculation...............       53,129.86
                                                                --------------

Average shares outstanding for 30 days........................    1,142,518.65

Times the Maximum Offering Price..............................           10.65
                                                                --------------

Equals total dollars..........................................  $12,167,823.62
                                                                ==============

Net monthly income divided by total dollars equals............        0.004366
                                                                --------------

Add 1.........................................................        1.004366
                                                                --------------

Raise to the power of 6.......................................        1.026484
                                                                --------------

Subtract 1....................................................        0.026484
                                                                --------------

Times 2.......................................................        0.052968
                                                                --------------

Expressed as a percentage equals the Standardized Yield for 30
  day period..................................................            5.30%*
                                                                ==============

Tax Rate......................................................              28%
X = 1 minus Tax Rate..........................................              72%
Standardized Yield divided by x equals Tax Equivalent Yield
  for 30 day period...........................................            7.36%*
                                                                ==============

--------------
*The SEC standardized 30 day yield for Michigan Municipal Bond Fund-Class A would be 4.35% without voluntary reimbursement. The tax equivalent yield would be 6.04%.